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                                                             EXHIBIT 1.A.(5)(b2)


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          [LOGO]          MONARCH LIFE INSURANCE COMPANY                                 SPRINGFIELD, MASSACHUSETTS

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                          DEATH BENEFIT PROCEEDS PAYMENT RIDER

                          This rider gives the owner the right to apply under the Additional Payment Option of this policy all or part of the death benefit proceeds payable to you as beneficiary under another variable life insurance policy issued by us.

                          In this rider, the phrase OTHER POLICY refers to the variable life insurance policy issued by us under which you are to receive the death benefit proceeds in a single sum as the sole beneficiary.


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REQUIREMENTS FOR          -    A satisfactory written request must be received by us within 90 days of the
PAYMENT                        death of the insured of the other policy while you are alive.

                          -    We will not require evidence of insurability if the amount of additional payment is less than the maximum amount shown in Policy Schedule 1.


                          -    You must be the owner of this policy or become the owner of this policy upon the death of the insured under the other policy.


                          -    You must not be less than 20 years of age nor more than 75 years of age on the date of the additional payment under this policy.

                          -    You must be the spouse of the insured and beneficiary under the other policy.

                          -    You must have been the beneficiary under the other policy for the lesser of three years or the period from the policy date of the other policy.


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ABOUT THE ADDITIONAL      -   The premium loading and deferred policy Payment loading will be as shown for an
PAYMENT                       additional payment in Policy Schedule 2.

                          -   The additional payment that we accept will increase the policy values and will be allocated among the investment divisions as provided for under the Additional
                              Payment Option of this policy.


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WHEN THIS                 This rider will end on the earliest of the following:
RIDER ENDS

                          -   Upon written request form the owner;
                          -   The policy anniversary nearest your 75th birthday;
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                          -   90 days after the death of the insured of the other policy; or

                          -   The date this policy ends.

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                       This rider is part of the policy to which it's attached.




                          Secretary                                   President
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DBP86-S